Exhibit 99.4

Dear Depositor:

We are pleased to announce that the Board of Trustees of Beverly Financial, MHC, the holding company for Beverly Bank, has voted unanimously in favor of a plan of conversion whereby Beverly Financial, MHC will convert from the mutual to the stock form of organization. We believe that transitioning to the stock form of ownership and raising additional capital will best support Beverly Bank’s future growth. To continue our long-standing commitment to our local communities, we intend to contribute cash and stock to the newly established Beverly Bank Charitable Foundation, which will be dedicated to supporting charitable causes within the communities in which we operate.

As a qualifying account holder, you also have nontransferable rights to subscribe for shares of Beverly Financial, Inc. common stock on a priority basis, before the stock is offered to the general public. The enclosed prospectus describes the stock offering in more detail. Please read the prospectus carefully before making an investment decision.

If you wish to subscribe for shares of common stock, please complete the enclosed stock order form and return it to Beverly Financial, Inc., together with your payment for the shares, using the enclosed postage-paid envelope marked “STOCK ORDER RETURN” or by overnight delivery service to our Conversion Center located at 254 Cabot Street, Beverly, MA 01915. You may also hand deliver stock order forms at this location. We will not accept stock order forms at our other branch offices. Your order must be physically received (not postmarked) by Beverly Financial, Inc. no later than 4:00 p.m., Eastern time, on [expiration date], 2014.

If you have any questions after reading the enclosed materials, please call our Conversion Center at [conversion center phone #], Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern time. Please note that the Conversion Center will be closed from 12:00 p.m., Friday, August 29th, through 12:00 p.m., Tuesday, September 2nd, in observance of the Labor Day holiday.

Sincerely,

Michael R. Wheeler

President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Beverly Bank, Beverly Financial, MHC, Beverly Financial, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer will only be made by means of a prospectus.

Dear Friend of Beverly Bank:

We are pleased to announce that the Board of Trustees of Beverly Financial, MHC, the holding company for Beverly Bank, has voted unanimously in favor of a plan of conversion whereby Beverly Financial, MHC will convert from the mutual to the stock form of organization. We believe that transitioning to the stock form of ownership and raising additional capital will best support Beverly Bank’s future growth. To continue our long-standing commitment to our local communities, we intend to contribute cash and stock to the newly established Beverly Bank Charitable Foundation, which will be dedicated to supporting charitable causes within the communities in which we operate.

As a former depositor of Beverly Bank, you have nontransferable rights to subscribe for shares of Beverly Financial, Inc. common stock on a priority basis, before the stock is offered to the general public. The enclosed prospectus describes the stock offering in more detail. Please read the prospectus carefully before making an investment decision.

If you wish to subscribe for shares of common stock, please complete the enclosed stock order form and return it to Beverly Financial, Inc., together with your payment for the shares, using the enclosed postage-paid envelope marked “STOCK ORDER RETURN” or by overnight delivery service to our Conversion Center located at 254 Cabot Street, Beverly, MA 01915. You may also hand deliver stock order forms at this location. We will not accept stock order forms at our other branch offices. Your order must be physically received (not postmarked) by Beverly Financial, Inc. no later than [4:00 p.m.], Eastern time, on [expiration date], 2014.

If you have any questions after reading the enclosed materials, please call our Conversion Center at [conversion center phone #], Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern time. Please note that the Conversion Center will be closed from 12:00 p.m., Friday, August 29th, through 12:00 p.m., Tuesday, September 2nd, in observance of the Labor Day holiday.

Sincerely,

Michael R. Wheeler

President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Beverly Bank, Beverly Financial, MHC, Beverly Financial, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer will only be made by means of a prospectus.

Dear Potential Investor:

We are pleased to provide you with the enclosed materials in connection with the stock offering by Beverly Financial, Inc., the proposed new holding company for Beverly Bank.

This information packet includes the following:

PROSPECTUS: This document provides detailed information about the proposed conversion of Beverly Financial, MHC, whereby Beverly Financial, MHC will convert from the mutual to stock form of organization, and the proposed stock offering by Beverly Financial, Inc. Please read it carefully before making an investment decision.

STOCK ORDER FORM: Use this form to subscribe for shares of common stock and return it to Beverly Financial, Inc., together with your payment for the shares, using the enclosed postage-paid envelope marked “STOCK ORDER RETURN” or by overnight delivery service to our Conversion Center located at 254 Cabot Street, Beverly, MA 01915. You may also hand deliver stock order forms at this location. We will not accept stock order forms at our other branch offices. Your order must be physically received (not postmarked) by Beverly Financial, Inc. no later than 4:00 p.m., Eastern time, on [expiration date], 2014.

We are pleased to offer you this opportunity to become one of our shareholders. If you have any questions regarding the stock offering, please call our Conversion Center at [conversion center phone #], Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern time. Please note that the Conversion Center will be closed from 12:00 p.m., Friday, August 29th, through 12:00 p.m., Tuesday, September 2nd, in observance of the Labor Day holiday.

Sincerely,

Michael R. Wheeler

President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Beverly Bank, Beverly Financial, MHC, Beverly Financial, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer will only be made by means of a prospectus.

Sandler O’Neill & Partners, L.P.

Dear Prospective Investor:

At the request of Beverly Financial, Inc., we have enclosed materials regarding the Company’s offering of common stock in connection with the conversion of Beverly Financial, MHC, the holding company for Beverly Bank, from the mutual to the stock form of organization. Materials include a prospectus and a stock order form, which offer you the opportunity to subscribe for shares of common stock of Beverly Financial, Inc.

Please read the prospectus carefully before making an investment decision. If you have any questions after reading the enclosed materials, please call the Conversion Center at [conversion center phone #], Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern time, and ask for a Sandler O’Neill representative. Please note that the Conversion Center will be closed from 12:00 p.m., Friday, August 29th, through 12:00 p.m., Tuesday, September 2nd, in observance of the Labor Day holiday. If you decide to subscribe for shares, your order, together with your payment for the shares, must be physically received (not postmarked) by Beverly Financial, Inc. no later than 4:00 p.m., Eastern time, on [expiration date], 2014.

We have been asked to forward these documents to you in view of certain requirements of the securities laws of your jurisdiction. We should not be understood as recommending or soliciting in any way any action by you with regard to the enclosed materials.

Sandler O’Neill & Partners, L.P.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Beverly Bank, Beverly Financial, MHC, Beverly Financial, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer will only be made by means of a prospectus.

Questions and Answers

We are pleased to announce that the Board of Trustees of Beverly Financial, MHC, the holding company for Beverly Bank, has voted unanimously in favor of a plan of conversion (the “Plan”), whereby Beverly Financial, MHC will convert from the mutual to the stock form of organization (the “Conversion”). We believe that transitioning to the stock form of ownership and raising additional capital will best support Beverly Bank’s future growth. To continue our long-standing commitment to our local communities, we intend to contribute cash and stock to the newly established Beverly Bank Charitable Foundation, which will be dedicated to supporting charitable causes within the communities in which we operate.

Investment in common stock involves certain risks. For a discussion of these risks and other factors, investors are urged to read the accompanying prospectus before making an investment decision.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Beverly Bank, Beverly Financial, MHC, Beverly Financial, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer will only be made by means of a prospectus.

About the Offering

Q.	Who can purchase stock in the offering?

A.	The common stock of Beverly Financial, Inc. is being offered in the subscription offering in the following order of priority:

1)	Eligible Account Holders - depositors of the Bank with aggregate account balances of at least $50.00 as of the close of business on December 31, 2012;

2)	Supplemental Eligible Account Holders - depositors of the Bank with aggregate account balances of at least $50.00 as of the close of business on December 31, 2013, other than our officers, directors, trustees, corporators and their associates;

3)	The Bank’s tax-qualified employee plans, including the employee stock ownership plan we are establishing in connection with the Conversion; and

4)	Employees, officers, directors, trustees and corporators of Beverly Bank or Beverly Financial, MHC at the time of the offering, who do not qualify in the preceding categories.

Subject to the priority rights of depositors in the subscription offering, common stock is being offered to members of the general public in a direct community offering, with priority to natural persons residing in the cities of Beverly and Salem, Massachusetts. To the extent any shares remain available after the completion of the subscription and direct community offerings, they will be offered for sale to the general public in a syndicated community offering.

Q.	Am I guaranteed to receive shares by placing an order?

A.	No. It is possible that orders received during the offering period will exceed the number of shares being sold. Such an over-subscription would result in shares being allocated among subscribers in order of priority starting with the Eligible Account Holders. If the offering is over-subscribed in the subscription offering, no orders received in the direct community offering will be filled.

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Q.	How many shares of stock are being offered, and at what price?

A.	Beverly Financial, Inc. is offering for sale a maximum of 4,255,000 shares of common stock, and may sell up to 4,893,250 shares of common stock because of demand for the shares or changes in market conditions without resoliciting subscribers, at a subscription price of $10.00 per share.

Q.	How much stock can I purchase?

A.	The minimum purchase is 25 shares or $250. As more fully discussed in the Plan and in the prospectus, the maximum purchase by any person in the subscription or community offerings is 30,000 shares or $300,000; in addition, no person together with their associates or a group of persons acting in concert may purchase more than 50,000 shares or $500,000 of common stock in the offering.

Q.	How do I order stock?

A.	If you decide to subscribe for shares, you must return the properly completed and signed stock order form, along with full payment for the shares, payable to Beverly Financial, Inc. using the enclosed postage-paid envelope marked “STOCK ORDER RETURN” or by overnight delivery service to our Conversion Center located at 254 Cabot Street, Beverly, MA 01915. You may also hand deliver stock order forms at this location. We will not accept stock order forms at our other branches. Your order must be physically received (not postmarked) by Beverly Financial, Inc. no later than 4:00 p.m., Eastern time, on [expiration date], 2014. Please read the prospectus carefully before making an investment decision.

Q.	How can I pay for my shares of stock?

A.	You can pay for the common stock by personal check, bank draft or money order, or by authorization of withdrawal from your deposit account or certificate of deposit at Beverly Bank. Checks and money orders must be made payable to Beverly Financial, Inc. Withdrawals from a certificate of deposit at Beverly Bank to buy shares of common stock may be made without penalty.

Q.	Can I use my Beverly Bank home equity line of credit to subscribe for shares of common stock?

A.	No. Beverly Bank cannot knowingly lend funds to anyone to subscribe for shares. This includes the use of funds available through a Beverly Bank home equity line of credit.

Q.	When is the deadline to subscribe for stock?

A.	An executed stock order form with the required full payment must be physically received (not postmarked) by Beverly Financial, Inc. no later than 4:00 p.m., Eastern time on [expiration date], 2014.

Q.	Can I subscribe for shares using funds in my IRA at Beverly Bank?

A.	No. Federal regulations do not permit the purchase of common stock with your existing IRA or other qualified plan at Beverly Bank. To use these funds to subscribe for common stock, you need to establish a “self directed” trust account with an unaffiliated trustee. The transfer of these funds takes time, so please make arrangements as soon as possible. However, if you intend to subscribe for common stock due to your eligibility as an IRA account holder, but plan to use funds from sources other than your IRA account, you need not close and transfer your IRA account. Please call our Conversion Center if you require additional information.

Q.	Can I subscribe for shares and add someone else who is not on my account to my stock registration?

A.	No. Federal regulations prohibit the transfer of subscription rights.

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Q.	Can I subscribe for shares in my name alone if I have a joint account?

A.	Yes.

Q.	Will payments for common stock earn interest until the conversion closes?

A.	Yes. Any payment made by check or money order will earn interest at our statement savings rate from the date of receipt to the completion or termination of the conversion. Depositors who elect to pay for their common stock by a withdrawal authorization will receive interest at the contractual rate on the account until the completion or termination of the offering.

Q.	Will dividends be paid on the stock?

A.	Following the offering, our Board of Directors will have the authority to declare cash dividends on our shares of common stock, subject to statutory and regulatory requirements. We do not currently have any plan to declare or to pay dividends in the near future.

Q.	Will my stock be covered by deposit insurance?

A.	No.

Q.	Where will the stock be traded?

A.	Upon completion of the Conversion, our shares of common stock are expected to trade on The Nasdaq Capital Market under the symbol “BEVB.”

Q.	Can I change my mind after I place an order to subscribe for stock?

A.	No. After receipt, your order may not be modified or withdrawn.

Q.	If I purchase shares of common stock during the offering, when will I receive my stock?

A.	Physical stock certificates will not be issued. Our transfer agent will send you a stock ownership statement, via the Direct Registration System (“DRS”), by first class mail as soon as possible after the completion of the conversion and offering. Although the shares of Beverly Financial, Inc. common stock will have begun trading, brokerage firms may require that you receive your stock ownership statement prior to selling your shares. Your ability to sell the shares of common stock prior to your receipt of the statement will depend on arrangements you may make with a brokerage firm.

Q.	What is DRS?

A.	Direct registration is the ownership of stock registered in your own name on the books of the Company, without taking possession of a printed stock certificate. Instead, your ownership is recorded and tracked as an accounting entry (“book entry”) on the books of the Company. DRS is the system that electronically moves investors’ positions between brokers and transfer agents for issuers that offer direct registration.

About the Charitable Foundation

Q.	What is the Beverly Bank Charitable Foundation and why is it being established?

A.	In keeping with our long-standing commitment to the communities we serve, the Plan provides for the establishment and funding of a charitable foundation to be known as the Beverly Bank Charitable Foundation. The foundation will be dedicated to charitable causes within the communities in which we operate.

Q.	Will the Beverly Bank Charitable Foundation be established if the conversion is not completed?

A.	No. The charitable foundation will only be established and funded if the conversion is completed.

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Additional Information

Q.	What if I have additional questions or require more information?

A.	Beverly Financial, Inc.’s prospectus that accompanies this brochure describes the conversion in detail. Please read the prospectus carefully before subscribing for stock. If you have any questions after reading the enclosed materials, you may call our Conversion Center at [conversion center phone #], Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern time. Please note that the Conversion Center will be closed from 12:00 p.m., Friday, August 29th, through 12:00 p.m., Tuesday, September 2nd, in observance of the Labor Day holiday.

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            , 2014

Dear Subscriber:

We hereby acknowledge receipt of your order and payment at $10.00 per share of Beverly Financial, Inc. common stock. If you are issued shares, the shares will be registered as indicated above.

At this time, we cannot confirm the number of shares of Beverly Financial, Inc. common stock that will be issued to you. Following completion of the stock offering, shares will be allocated in accordance with the plan of conversion.

Once the offering has been completed, you will receive confirmation in the mail indicating your ownership of Beverly Financial, Inc. common stock.

If you have any questions, please call our Conversion Center at [conversion center phone #], Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern time.

Beverly Financial, Inc.

Conversion Center

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Beverly Bank, Beverly Financial, MHC, Beverly Financial, Inc., the Federal Deposit Insurance Corporation or any other government agency.

            , 2014

Dear Shareholder:

Thank you for your interest in Beverly Financial, Inc. Our subscription offering has been completed and we are pleased to confirm your subscription for                  shares at a price of $10.00 per share. If your subscription was paid for by check, bank draft or money order, interest and any refund due to you will be mailed promptly.

The closing of the transaction occurred on              , 2014; this is your stock purchase date. Trading commenced on The Nasdaq Capital Market under the symbol “BEVB” on              , 2014.

A statement indicating the number of shares of Beverly Financial, Inc. you have purchased will be mailed to you shortly. This statement will be your evidence of ownership of Beverly Financial, Inc., stock. All shares of Beverly Financial, Inc. common stock will be in book entry form and paper stock certificates will not be issued.

Beverly Financial, Inc.

Conversion Center

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Beverly Bank, Beverly Financial, MHC, Beverly Financial, Inc., the Federal Deposit Insurance Corporation or any other government agency.

            , 2014

Dear Interested Investor:

We recently completed our subscription offering. Unfortunately, due to the demand for shares from persons with priority rights, stock was not available for our Supplemental Eligible Account Holders or community friends. If your subscription was paid for by check, bank draft or money order, a refund of any balance due to you with interest will be mailed promptly.

We appreciate your interest in Beverly Financial, Inc. and hope you become an owner of our stock in the future. The stock is currently trading on The Nasdaq Capital Market under the symbol “BEVB.”

Beverly Financial, Inc.

Conversion Center

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Beverly Bank, Beverly Financial, MHC, Beverly Financial, Inc., the Federal Deposit Insurance Corporation or any other government agency.

            , 2014

Welcome Shareholder:

We are pleased to enclose a statement from our transfer agent reflecting the number of shares of common stock of Beverly Financial, Inc. (the “Company”) purchased by you at a price of $10.00 per share on             , 2014, in our offering. All stock sold in the subscription and community offerings has been issued in book entry form through the direct registration system (“DRS”). No physical stock certificates will be issued.

Please examine this statement carefully to be certain that it properly reflects the number of shares you purchased and the names in which the ownership of the shares is to be shown on the books of the Company.

If you have any questions about your statement, you should contact our transfer agent immediately (by mail, telephone, or e-mail) at the following:

Computershare Trust Company, N.A.

Attention: Investor Relations Department

By regular mail:	By overnight delivery:
P.O. Box 30170	211 Quality Circle, Suite 210
College Station, TX 77842	College Station, TX 77845

+1 (877) 373-6374 (US, Canada, Puerto Rico)
+1 (781) 575-2879 (non-US)

web.queries@computershare.com

A short question and answer sheet regarding your DRS statement is enclosed for your information. If your subscription was paid for by check, bank draft or money order, interest [and any refund due], will be mailed promptly. Trading commenced on The Nasdaq Capital Market under the symbol “BEVB” on             , 2014.

On behalf of the Board of Directors, officers and employees of Beverly Financial, Inc., I thank you for supporting our offering.

Sincerely,

Michael R. Wheeler

President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Beverly Bank, Beverly Financial, MHC, Beverly Financial, Inc., the Federal Deposit Insurance Corporation or any other government agency.

            , 2014

Dear Interested Subscriber:

We regret to inform you that Beverly Financial, Inc., the holding company for Beverly Bank, did not accept your order for shares of Beverly Financial, Inc. common stock in its community offering. This action is in accordance with our plan of conversion, which gives Beverly Financial, Inc. the absolute right to reject the order of any person, in whole or in part, in the community offering.

If your order was paid for by check, enclosed is your original check.

Beverly Financial, Inc.

Conversion Center

Sandler O’Neill & Partners, L.P.

            , 2014

To Our Friends:

We are enclosing material in connection with the stock offering by Beverly Financial, Inc., the proposed holding company for Beverly Bank.

Sandler O’Neill & Partners, L.P. is acting as marketing agent in connection with the subscription and community offerings, which will conclude at 4:00 p.m., Eastern time, on             , 2014.

Members of the general public are eligible to participate. If you have any questions about this transaction, please do not hesitate to call the Conversion Center at [conversion center phone #], Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern time.

Sandler O’Neill & Partners, L.P.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Beverly Bank, Beverly Financial, MHC, Beverly Financial, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer will only be made by means of a prospectus.

DIRECT REGISTRATION STOCK OWNERSHIP

QUESTION AND ANSWERS

Beverly Financial, Inc. (the “Company”) has elected to require shareholders of Beverly Financial, Inc. to use the Direct Registration System (“DRS”) as a means of recording and maintaining the registered shares of Beverly Financial, Inc. they purchased in Beverly Financial, MHC’s conversion offering. This page outlines what DRS is and what it means to you as a registered shareholder.

What is DRS?

Direct Registration is the ownership of stock registered in your own name on the books of the Company, without taking possession of a printed stock certificate. Instead, your ownership is recorded and tracked as an accounting entry on the books of the Company. DRS is the system that electronically moves investors’ positions between brokers and transfer agents for issuers that offer direct registration.

Why is the Company using DRS?

DRS gives our shareholders several advantages:

•	It eliminates the risk of loss or theft of your stock certificate and the cost and inconvenience of having to obtain a surety bond to replace a lost certificate; and

•	It eliminates the need for you to store your certificates and retrieve them should you wish to transfer or sell your shares.

How will I know how many shares I own?

The Company’s transfer agent, Computershare Trust Company, N.A., will periodically send you an account statement showing you how many shares are held by you in book-entry.

What happens if I lose a DRS account statement?

If you need a duplicate statement of ownership, contact the transfer agent and they will mail you a new one.

How can I transfer shares to my broker?

To transfer your shares to your brokerage account, provide your broker with:

•	The most recent copy of your transfer agent account statement;

•	The Social Security Number on your account;

•	Your transfer agent account number (which is on the statement);

•	Computershare’s DTC number is 7807; and

•	The number of whole shares held in book-entry that you wish to transfer to your brokerage account.

Your broker will request that your shares be delivered to your brokerage account through the Depository Trust Company’s Profile System.

If I have more questions, how can I get answers?

You can go on-line to the Computershare’s website, www.computershare.com, or call their Investor Relations Department at +1 (877) 373-6374 to speak to a representative.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Beverly Bank, Beverly Financial, MHC, Beverly Financial, Inc., the Federal Deposit Insurance Corporation or any other government agency.

            , 2014

Dear                             :

The Board of Trustees of Beverly Financial, MHC has voted unanimously in favor of a plan of conversion whereby Beverly Financial, MHC will convert from the mutual to the stock form of organization.

To learn more about the stock offering you are cordially invited to join members of our senior management team at a community meeting to be held at             on    at     :00     .    , Eastern time.

A member of our staff will be calling to confirm your interest in attending the meeting.

If you would like additional information regarding the meeting or our conversion, please call our Conversion Center at     -    -    , Monday through Friday between the hours of 10:00 a.m. to 4:00 p.m., Eastern time.

Sincerely,

Michael R. Wheeler

President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Beverly Bank, Beverly Financial, MHC, Beverly Financial, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer will only be made by means of a prospectus.

An Invitation

To Attend a Community Meeting

Beverly Financial, Inc. is offering shares of its common stock in connection with the conversion of Beverly Financial, MHC into the stock form of organization.

Beverly Financial, Inc. is offering shares of common stock at a price of $10.00 per share.

If you would like to learn more about our stock offering, or would like to attend a community meeting, we invite you to obtain a prospectus and offering material by calling our Conversion Center at (xxx) xxx-xxxx, Monday through Friday between the hours of 10:00 a.m. and 4:00 p.m. Eastern time.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Beverly Bank, Beverly Financial, MHC, Beverly Financial, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer will only be made by means of a prospectus.